Exhibit 10.37

Execution Version

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 6, 2018 (the “Fourth Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and ACURA PHARMACEUTICALS, INC., a New York corporation with offices located at 616 N. North Court, Suite 120, Palatine, Illinois (“Parent”), and ACURA PHARMACEUTICAL TECHNOLOGIES, INC., an Indiana corporation with offices locates at 16235 State Road 17, Culver, IN 46511 (“APT”, and along with Parent, individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of December 27, 2013 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS, Borrower has informed the Collateral Agent and the Lenders of a delay in delivery of certain reporting and have requested that Collateral Agent and required Lenders to amend certain provisions of the Loan Agreement;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 6.2(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(ii)          as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (provided, however, that for the fiscal year 2017, such opinion may be qualified strictly with respect to Borrower and its Subsidiary as a going concern and unqualified otherwise) on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion; provided that, with respect to Borrower’s fiscal year ending December 31, 2017 only, such financial statements shall be delivered on or before one hundred fifty (160) days after the last day of such fiscal year;

3.	Limitation of Amendment.

a.	The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender or the Collateral Agent to execute any similar agreement or grant any waiver under the same or similar or other circumstances in the future, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby, and giving effect to the amendments contained herein.

b.	This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

b.	The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

c.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

e.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

f.	Borrower hereby (i) acknowledges and reaffirms its Obligations as set forth in each Loan Document (as modified by this Agreement), (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document (as modified by this Agreement), which remain in full force and effect, and (iii) confirms, ratifies and reaffirms that the indemnities given by the Borrower pursuant to the Loan Agreement and/or any other Loan Documents continue in full force and effect.

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5.	In consideration of the agreements of the Collateral Agent and the Lenders set forth in this Amendment, Borrower hereby releases and forever discharges the Collateral Agent and the Lenders and each of the Collateral Agent’s and the Lenders’ respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (collectively, the “Lender Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Borrower may have or claim to have against any member of the Lender Group. As of the date hereof, Borrower represents, warrants, acknowledges and confirms that it has no knowledge of any action, cause of action, claim, demand, damage or liability of whatever kind or nature, in law or in equity, against any member of the Lender Group arising from any action by such Persons, or failure of such Persons to act under or in connection with any of the Loan Documents.

6.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. The Collateral Agent and Lenders expressly reserves all of its rights, powers and remedies under the Loan Agreement and applicable law, including, without limitation, the right at any time to assert the existence of any and all Events of Defaults, and to take any enforcement action or otherwise exercise any or all rights and remedies provided for by the Loan Agreement or applicable law.

7.	This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited from any of Borrower’s accounts with Lenders.

8.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

9.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan and Security Agreement to be executed as of the Fourth Amendment Date.

BORROWER:

ACURA PHARMACEUTICALS, INC.

By:	/s/ Robert B. Jones
Robert B. Jones
President and CEO

BORROWER:

ACURA PHARMACEUTICAL TECHNOLOGIES, INC.

By:	/s/ Robert B. Jones
Robert B. Jones
President

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette Featherly
Colette Featherly
Senior Vice President